MERRILL LYNCH VARIABLE SERIES FUNDS, INC./

MERRILL LYNCH VALUE OPPORTUNITIES V.I.  FUND

SERIES #6

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
10/27/2004	Dreamworks Animation	35,300	29,000,000

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Merrill Lynch

HSBC Securities

SG Cowen & Co., LLC

Allen & Company LLC

ING Financial Markets LLC

Muriel Siebert & Co., Inc.

Ramirez & Co., Inc.

Utendah L Capital Group, LLC